EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•Registration Statement (Form S-8 No. 2-93025)
•Registration Statement (Form S-8 No. 2-96778)
•Registration Statement (Form S-8 No. 2-97283)
•Registration Statement (Form S-8 No. 33-16669)
•Registration Statement (Form S-8 No. 033-30629)
•Registration Statement (Form S-8 No. 033-30623)
•Registration Statement (Form S-8 No. 033-41611)
•Registration Statement (Form S-8 No. 33-62575)
•Registration Statement (Form S-8 No. 33-55663)
•Registration Statement (Form S-8 No. 333-42346)
•Registration Statement (Form S-8 No. 333-42582)
•Registration Statement (Form S-8 No. 333-64326)
•Registration Statement (Form S-8 No. 333-162956)
•Registration Statement (Form S-4 No. 333-163509)
•Registration Statement (Form S-8 No. 333-165454)
•Registration Statement (Form S-8 No. 333-179699)
•Registration Statement (Form S-8 No. 033-39553)
•Registration Statement (Form S-8 No. 333-62567)
•Registration Statement (Form S-8 No. 333-190267)
•Registration Statement (Form S-8 No. 033-62565)
•Registration Statement (Form S-8 No. 333-219984)
•Registration Statement (Form S-3 No. 333-221127)
•Registration Statement (Form S-8 No. 333-226272)
•Registration Statement (Form S-8 No. 333-234684)
•Registration Statement (Form S-3 No. 333-249689)

of our reports dated February 18, 2021 with respect to the consolidated financial statements and schedule of Stanley Black & Decker, Inc. and the effectiveness of internal control over financial reporting of Stanley Black & Decker, Inc. included in this Annual Report (Form 10-K) of Stanley Black & Decker, Inc. for the year ended January 2, 2021.

/s/ Ernst & Young, LLP
Hartford, Connecticut
February 18, 2021